UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TIMBERLINE RESOURCES CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Idaho	82-0291227
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 East Lakeside Avenue
Coeur D’Alene, Idaho	83814
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.001	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                            None

      (Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Timberline Resources Corporation (the "Registrant") in connection with the registration of the Registrant's shares of common stock (the "Common Shares"), under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the listing of the Common Shares on the American Stock Exchange.  The Common Shares were approved for listing on the American Stock Exchange on April 29, 2008.  The Registrant’s Common Shares were previously registered under Section 12(g) of the Exchange Act pursuant to Registrant’s Form 10-SB, filed with the Securities and Exchange Commission on September 29, 2005 (No. 000-51549).

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the Common Shares, par value $0.001, of the Registrant contained in the Registrant’s Registration Statement on Form 10-SB (No. 000-51549), filed with the Securities and Exchange Commission on September 29, 2005, as last amended on May 12, 2006, under the heading “Description of Securities – Common Shares”  on page 58 of the Registration Statement is hereby incorporated by reference.

Item 2.

Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
1 (1)	Certificate of Incorporation, Articles of Amendment to the Certificate of Incorporation (previously filed as Exhibit 3.1)
2 (2)	Certificate and Articles of Amendment to Articles of Incorporation (previously filed as Exhibit 3.3)
3 (1)	Amended and Restated Bylaws (previously filed as Exhibit 3.2)

(1)  Previously filed with the Securities and Exchange Commission on September 29, 2005 as an exhibit to the Registrant’s Registration Statement on Form 10-SB (SEC File No. 000-51549).

(2)  Previously filed with the Securities and Exchange Commission on March 10, 2006 as an exhibit to the Registrant’s Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIMBERLINE RESOURCES CORPORATION

By:           /s/ Randal Hardy

Name:  Randal Hardy

Title:  Chief Executive Officer

Dated:  May 8, 2008